                      As filed with the Securities and Exchange Commission
                                   on July 8, 1998

                                                  Registration Number 33-26839


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                         ___________________________________


                           POST-EFFECTIVE AMENDMENT NO. 1
                                         TO
                           FORM S-8 REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933
                         ___________________________________


                                CERIDIAN CORPORATION
               (Exact name of registrant as specified in its charter)

                    DELAWARE                      52-0278528
               (State of incorporation)           (I.R.S. Employer
                                                  Identification Number)
                                 ___________________


                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                                    612-853-8100
          (Address and telephone number of Registrant's principal executive offices)
                                ____________________

                  ETA SYSTEMS, INCORPORATED 1983 STOCK OPTION PLAN
              ETA SYSTEMS, INCORPORATED 1984 CAPITAL ACCUMULATION PLAN
                  ETA SYSTEMS, INCORPORATED 1987 STOCK OPTION PLAN
                             (Full titles of the Plans)
                                 ___________________

                                   John A. Haveman
                            Vice President and Secretary
                                Ceridian Corporation
                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                                   (612) 853-7425
              (Name, address and telephone number of agent for service)

                                CERIDIAN CORPORATION

          Deregistration of Securities.

          In January 1989, Ceridian Corporation ("Ceridian") became the owner of all of the outstanding common stock of ETA Systems, Incorporated ("ETA") as a result of the merger of a wholly-owned subsidiary of Ceridian with and into ETA. In connection with the merger, Ceridian assumed the ETA Systems, Incorporated 1983 Stock Option Plan, the ETA Systems, Incorporated 1984 Capital Accumulation Plan, and the ETA Systems, Incorporated 1987 Stock Option Plan (the "Plans") and each option then outstanding under the Plans was converted into an option to acquire shares of Ceridian common stock. No new stock options could be granted under the Plans after the merger. The 662,544 shares of Ceridian common stock that could then be purchased in connection with the exercise of options granted under the Plans were registered under the Securities Act of 1933 on a Registration Statement on Form S-8, File Number 33-26839, filed with the Securities Exchange Commission (the "Commission") on January 31, 1989.

               Because all of the recipients of stock options under the Plans have either exercised their stock options in full or have terminated employment with Ceridian and its subsidiaries and thereby forfeited their unexercised stock options, no additional shares of Ceridian common stock can be purchased under the Plans. As a result, Ceridian hereby removes from registration any and all shares of its common stock that were previously registered under its Form S-8 Registration Statement File Number 33-26839 and that remain unsold as of the date hereof, and hereby files this Post-Effective Amendment No. 1 to effect such removal and terminate this Registration Statement.

                                     SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, as of July 8, 1998.

                                        CERIDIAN CORPORATION


                                        By:  /s/ John A. Haveman
                                             John A. Haveman
                                             Vice President and Secretary

               Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed as of July 8, 1998 by the following persons in the capacities indicated.

          */s/ Lawrence Perlman         */s/ Richard G. Lareau
          Lawrence Perlman              Richard G. Lareau, Director
          Chairman and Chief
          Executive Officer
          (Principal Executive
           Officer and Director)        */s/ Ronald T. LeMay
                                        Ronald T. LeMay, Director
          */s/ J.R. Eickhoff
          J. R. Eickhoff                */s/ George R. Lewis
          Executive Vice President      George R. Lewis, Director
          and Chief Financial Officer
          (Principal Financial Officer)
                                        */s/ Charles Marshall
          */s/ Loren D. Gross           Charles Marshall, Director
          Loren D. Gross
          Vice President and
          Corporate Controller          Ronald A. Matricaria, Director
          (Principal Accounting
           Officer)                     */s/Carole J. Uhrich, Director
                                        Carole J. Uhrich, Director
          */s/ Ruth M. Davis
          Ruth M. Davis, Director       */s/ Richard W. Vieser
                                        Richard W. Vieser, Director

                                        */s/ Paul S. Walsh
          Robert H. Ewald, Director     Paul S. Walsh, Director


          *By: /s/ John A. Haveman
               Attorney-in-fact